UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  February 16, 2011

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revisions to the Long-Term Incentive Program for 2011

On February 16, 2011, the Compensation Committee of the Board of Directors of USEC Inc. (the “Company”) approved a revised long-term incentive program under the Company’s 2009 Equity Incentive Plan to better link pay to performance and to better motivate individuals to achieve our objectives. The Company’s named executive officers identified in its proxy statement (the “Named Executive Officers”) and other executives participate in the long-term incentive program. The new program:

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Replaced annual stock option grants to executives (which for 2010 were made in an amount equal to a percentage of the Named Executive Officers’ base salary as follows: CEO: 100%; other Named Executive Officers: 40% to 60%, depending on position) with performance-based restricted stock; and

•
Reduced the amount of the existing annual grant of restricted stock to executives (which for 2010 were made in an amount equal to a percentage of the Named Executive Officers’ base salary as follows: CEO: 175%; other Named Executive Officers: 100% to 120%, depending on position) and shifted that value into a new three-year performance-based cash incentive program (the “Strategic Incentive Plan”).

Following these changes, the long-term incentive program for 2011 consists of the following three components:

Position	Restricted Stock (% of base salary)	Performance-Based Restricted Stock (% of base salary)	Strategic Incentive Plan (% of base salary)
CEO	75%	75%	100%
Other Named Executive Officers	50% to 60%	50% to 60%	60%

Restricted Stock.  Executives receive an annual grant of restricted stock that vests ratably over three years from the date of grant. The value of the grant of restricted stock for the Named Executive Officers for 2011 is equal to a percentage of the executive’s base salary as follows: CEO: 75%; other Named Executive Officers: 50% to 60%, depending on position.

Performance-Based Restricted Stock.  Beginning in 2011, executives will receive a one-year performance-based award of restricted stock that, subject to being earned, vests over three years (the “Performance-Based Restricted Stock”). Target awards for the Named Executive Officers for 2011 are based on a percentage of the executive’s base salary as follows: CEO: 100%; other Named Executive Officers: 50% to 60%, depending on position.  The target number of shares of restricted stock will be calculated based on the Company’s stock price on the date that is seven days after the release of earnings for the year ended December 31, 2010, per our policy, and the shares will vest over three years from that date. Actual awards will be determined by performance during the period January 1, 2011 through December 31, 2011 against a pre-determined performance goal relating to the Company’s total shareholder return compared to the Russell 2000 total shareholder return (without dividends). Participants are eligible to receive from 25% (threshold) to 150% (maximum) of their target award based on performance, with performance below 25% (threshold) level resulting in no award.

Three-Year Strategic Incentive Plan.  Beginning in 2011, each of the Named Executive Officers and certain other executive officers participate in the Strategic Incentive Plan under the Company’s 2009 Equity Incentive Plan.  It is designed to focus rewards on a limited number of highly important objective targets that if completed will significantly add to the long-term value of our business. The Strategic Incentive Plan is an objective, performance-based program which rewards participants for successful performance against financial and business strategy-based targets over a three-year period.  A new overlapping three-year performance period will begin every year. The first performance period runs from January 1, 2011 through December 31, 2013.  Under the Strategic Incentive Plan, the participants are awarded the right to earn cash. Each Named Executive Officer’s target award is based on a percentage of the executive’s base salary as follows: CEO: 100%; other Named Executive Officers: 60%.  This amount is equal to the value of the portion of the annual grant of restricted stock it is replacing.

Actual payout of these awards will be determined by the performance of the Company during the period January 1, 2011 through December 31, 2013 against two pre-determined performance goals relating to the completion or attainment of objectively determinable targets with respect to the Company’s American Centrifuge project and other strategic business objectives. Awards will be granted following the completion of the performance period.

For the initial performance period January 1, 2011 through December 31, 2013, there is a supplementary phase-in of the target awards to take into account that no awards from prior performance periods will be paying out during the first two years of the new plan. Thus, the size of the target award for the initial performance period is three times the normal annual amount. For the initial performance period only, there will be two pre-determined interim performance goals as of the end of each of the first two years of the performance period that are based on interim progress steps in the achievement of the three-year goals.  Participants may “bank” up to 25% of their target award during each of the first two years of the initial performance period based solely on performance against the interim performance goals. This “banked” award will become vested at the end of the three year initial performance period regardless of the performance against the three year performance goals. Failure to satisfy any of the interim performance goals will not have any effect on performance against the three-year performance goals.

Participants may receive between 80% (threshold) to 120% (maximum) of their target award based on performance, with performance below the threshold (80%) level resulting in no award.  Interim “banked” performance awards count against, and are not payable in addition to, the overall award. If, prior to the payout of an award with respect to a performance period: (1) there is a change in control of the Company and a participant’s employment is terminated by the Company other than for cause (or is terminated by the participant for good reason) (e.g., “double trigger”), fully vested awards will be made at target regardless of performance; (2) a participant leaves the Company due to retirement or termination by the Company other than for cause, fully vested pro rated awards will be paid in accordance with actual performance at the end of the performance period at the same time as other awards are paid to executives; and (3) a participant leaves the Company due to death or disability, fully vested pro rated awards will be paid at target regardless of performance.  Performance must be certified by the Compensation Committee prior to any award being paid (other than on death, disability or change in control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

February 23, 2011	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)